FOR IMMEDIATE RELEASE

Iron Mountain Reports Second-Quarter 2019 Results

BOSTON – August 1, 2019 – Iron Mountain Incorporated (NYSE: IRM), the storage and information management services company, announces financial and operating results for the second quarter of 2019. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain’s Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.
"We are very pleased with the continued revenue growth across our businesses, and the improved operational execution in line with our previous outlook," said William L. Meaney, president and CEO of Iron Mountain. "Organic storage rental revenue grew 2.4% this quarter, whilst organic service revenue was impacted by lower recycled paper prices in our Secure Shred business compared to a year ago. In addition, we are happy to announce that, in July, our Global Data Center team signed a six megawatt deployment in Northern Virginia, which should add significant value to the ecosystem at our Manassas campus."
Financial Performance Highlights for the Second Quarter of 2019

•
Total reported Revenues for the second quarter were $1.07 billion, compared with $1.06 billion in the second quarter of 2018. Excluding the impact of foreign exchange (FX), reported total Revenues grew 3.1% compared to the prior year, reflecting the contribution from Data Center and Fine Art storage acquisitions not included in the full 2018 period, as well as organic growth across most of our segments and regions.

•
Income from Continuing Operations for the second quarter was $92.3 million, consistent with the second quarter of 2018. Income from Continuing Operations included $1.9 million of Significant Acquisition Costs in the second quarter of 2019, compared with $10.4 million in the second quarter of 2018.

•
Adjusted EBITDA for the second quarter was $350.9 million, compared with $367.6 million in the second quarter of 2018. On a constant currency basis, Adjusted EBITDA decreased by 2.6%, in part reflecting the impact of lower recycled paper prices, which reduced Adjusted EBITDA by approximately $6 million in the second quarter of 2019.

•	Reported EPS - Fully Diluted from Continuing Operations for the second quarter was $0.32 consistent with the second quarter of 2018.

•
Adjusted EPS for the second quarter was $0.23, compared with $0.30 in the second quarter of 2018. The structural tax rate was 17.7% in the second quarter of 2019, compared with 22.0% in the second quarter of 2018.

•	Net Income for the second quarter was $92.5 million compared with $91.9 million in the second quarter of 2018.

•	FFO (Normalized) per share was $0.54 for the second quarter, compared with $0.58 in the second quarter of 2018.

•	AFFO was $209.6 million for the second quarter compared with $228.1 million in the second quarter of 2018, a decrease of 8.1%.
Guidance

With two quarters now complete, Iron Mountain updated its 2019 full-year guidance ranges as follows. Additional guidance details and assumptions are available on Page 6 of the Q2 2019 supplemental financial information.

2019 Guidance
(Dollars in millions, except per share data)
	New	Previous
Revenue	$4,250-$4,325	$4,200-$4,400
Adjusted EBITDA	$1,440-$1,480	$1,420-$1,530
Adjusted EPS	$1.00-$1.10	$1.08-$1.18
AFFO	$870-$900	$870-$930

About Iron Mountain
Iron Mountain Incorporated (NYSE: IRM), founded in 1951, is the global leader for storage and information management services. Trusted by more than 225,000 organizations around the world, and with a real estate network of more than 90 million square feet across more than 1,450 facilities in approximately 50 countries, Iron Mountain stores and protects billions of valued assets, including critical business information, highly sensitive data, and cultural and historical artifacts. Providing solutions that include secure records storage, information management, digital transformation, secure destruction, as well as data centers, cloud services and art storage and logistics, Iron Mountain helps customers lower cost and risk, comply with regulations, recover from disaster, and enable a more digital way of working. Visit www.ironmountain.com for more information.

Investor Relations Contacts:
Greer Aviv	Anjaneya Singh, CFA
Senior Vice President, Investor Relations	Director, Investor Relations
Greer.Aviv@ironmountain.com	Anjaneya.Singh@ironmountain.com

Media Contacts:
Christian T. Potts
Director, Corporate Communications
Christian.Potts@ironmountain.com

Forward Looking Statements
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include, but are not, limited to, our financial performance outlook and statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as 2019 guidance, and statements about our investments, cost savings initiatives, the value added from recent data center deals, and other goals. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability to remain qualified for taxation as a real estate investment trust for U.S. federal income tax purposes; (ii) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (iii) changes in customer preferences and demand for our storage and information management services; (iv) the cost to comply with current and future laws, regulations and customer demands relating to data security and privacy issues, as well as fire and safety standards; (v) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information or our internal records or IT systems and the impact of such incidents on our reputation and ability to compete; (vi) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (vii) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate; (viii) our ability or inability to manage growth, expand internationally, complete acquisitions on satisfactory terms, to close pending acquisitions and to integrate acquired companies efficiently; (ix) changes in the amount of our growth and recurring capital expenditures and our ability to invest according to plan; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments or to obtain additional financing to meet our working capital needs; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) changes in the cost of our debt; (xiii) the impact of alternative, more attractive investments on dividends; (xiv) the cost or potential liabilities associated with real estate necessary for our business; (xv) the performance of business partners upon whom we depend for technical assistance or management expertise; (xvi) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvii) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports or incorporated therein. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Consolidated Balance Sheets
(Unaudited; dollars in thousands)

	6/30/2019	12/31/2018
ASSETS
Current Assets:
Cash and Cash Equivalents	$161,996	$165,485
Accounts Receivable, Net	852,330	846,889
Other Current Assets	200,777	195,740
Total Current Assets	$1,215,103	$1,208,114
Property, Plant and Equipment:
Property, Plant and Equipment	$7,840,423	$7,600,949
Less: Accumulated Depreciation	(3,281,864)	(3,111,392)
Property, Plant and Equipment, Net	$4,558,559	$4,489,557
Other Assets, Net:
Goodwill	$4,473,424	$4,441,030
Customer Relationships, Customer Inducements and Data Center Lease-Based Intangibles	1,467,025	1,506,522
Operating Lease Right-of-use Assets	1,793,807	—
Other	213,064	211,995
Total Other Assets, Net	$7,947,320	$6,159,547
Total Assets	$13,720,982	$11,857,218

LIABILITIES AND EQUITY
Current Liabilities:
Current Portion of Long-term Debt	$123,527	$126,406
Accounts Payable	303,988	318,765
Accrued Expenses and Other Current Liabilities	920,493	780,781
Deferred Revenue	268,779	264,823
Total Current Liabilities	$1,616,787	$1,490,775
Long-term Debt, Net of Current Portion	8,390,183	8,016,417
Long-term Operating Lease Liabilities	1,655,477	—
Other Long-term Liabilities (1)	399,554	487,563
Total Long-term Liabilities	$10,445,214	$8,503,980
Total Liabilities	$12,062,001	$9,994,755
Equity
Total Stockholders' Equity	1,657,821	1,861,054
Noncontrolling Interests	1,160	1,409
Total Equity	$1,658,981	$1,862,463
Total Liabilities and Equity	$13,720,982	$11,857,218
(1) Includes redeemable noncontrolling interests of $73.1mm and $70.5mm as of June 30, 2019 and December 31, 2018, respectively.

Note: Prior periods reflect an immaterial restatement; for further details refer to Iron Mountain's Form 10-Q for the quarter ended June 30, 2019.

Consolidated Statements of Operations
(Unaudited; dollars in thousands, except per-share data)

	Q2 2019	Q2 2018	% Change	YTD 2019	YTD 2018	% Change
Revenues:
Storage Rental	$669,288	$655,439	2.1%	$1,332,262	$1,306,588	2.0%
Service	397,619	405,384	(1.9)%	788,508	796,693	(1.0)%
Total Revenues	$1,066,907	$1,060,823	0.6%	$2,120,770	$2,103,281	0.8%

Operating Expenses:
Cost of Sales (excluding Depreciation and Amortization) (1)	$465,102	$451,464	3.0%	$926,646	$900,185	2.9%
Selling, General and Administrative (2)	252,764	252,225	0.2%	523,323	529,395	(1.1)%
Depreciation and Amortization	164,331	156,220	5.2%	326,814	316,798	3.2%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(8,405)	(546)	n/a	(7,803)	(1,676)	n/a
Total Operating Expenses	$873,792	$859,363	1.7%	$1,768,980	$1,744,702	1.4%

Operating Income (Loss)	$193,115	$201,460	(4.1)%	$351,790	$358,579	(1.9)%
Interest Expense, Net	105,314	102,196	3.1%	207,750	199,898	3.9%
Foreign Currency Transaction (Gain) / Loss	(19,332)	(18,625)	3.8%	(1,634)	3,161	n/a
Other Expense (Income), Net	4,140	(431)	n/a	1,652	(2,066)	n/a
Income (Loss) before Provision (Benefit) for Income Taxes	$102,993	$118,320	(13.0)%	$144,022	$157,586	(8.6)%
Provision (Benefit) for Income Taxes	10,646	26,057	(59.1)%	21,199	25,934	(18.3)%
Income (Loss) from Continuing Operations	$92,347	$92,264	0.1%	$122,823	$131,652	(6.7)%
Income (Loss) from Discontinued Operations, Net of Tax	128	(360)	n/a	104	(822)	n/a
Net Income (Loss)	92,475	91,904	0.6%	122,927	130,830	(6.0)%
Less: Net Income (Loss) Attributable to Noncontrolling Interests	34	142	(76.1)%	925	610	51.6%
Net Income (Loss) Attributable to Iron Mountain Incorporated	$92,441	$91,762	0.7%	$122,002	$130,220	(6.3)%

Earnings (Losses) per Share - Basic:
Income (Loss) from Continuing Operations	$0.32	$0.32	—%	$0.43	$0.46	(6.5)%
Total Income (Loss) from Discontinued Operations	—	—	n/a	—	—	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.32	$0.32	—%	$0.43	$0.46	(6.5)%

Earnings (Losses) per Share - Diluted:
Income (Loss) from Continuing Operations	$0.32	$0.32	—%	$0.42	$0.46	(8.7)%
Total Income (Loss) from Discontinued Operations	—	—	n/a	—	—	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.32	$0.32	—%	$0.42	$0.45	(6.7)%

Weighted Average Common Shares Outstanding - Basic	286,925	285,984	0.3%	286,727	285,622	0.4%
Weighted Average Common Shares Outstanding - Diluted	287,481	286,569	0.3%	287,487	286,282	0.4%
(1) Includes Significant Acquisition Costs of $1.3mm and $1.8mm in Q2 2019 and Q2 2018, respectively, and $2.2mm and $2.1mm in YTD 2019 and YTD 2018, respectively.
(2) Includes Significant Acquisition Costs of $0.6mm and $8.6mm in Q2 2019 and Q2 2018, respectively, and $2.5mm and $27.3mm in YTD 2019 and YTD 2018, respectively.

Note: Prior periods reflect an immaterial restatement; for further details refer to Iron Mountain's Form 10-Q for the quarter ended June 30, 2019.
Reconciliation of Income from Continuing Operations to Adjusted EBITDA
(Dollars in thousands)

	Q2 2019	Q2 2018	% Change	YTD 2019	YTD 2018	% Change

Income from Continuing Operations	$92,347	$92,264	0.1%	$122,823	$131,652	(6.7)%

Add / (Deduct):
Provision (Benefit) for Income Taxes	10,646	26,057	(59.1)%	21,199	25,934	(18.3)%
Foreign Currency Transaction (Gain) / Loss	(19,332)	(18,625)	3.8%	(1,634)	3,161	n/a
Other Expense (Income), Net (1)	4,140	(431)	n/a	1,651	(2,066)	n/a
Interest Expense, Net	105,314	102,196	3.1%	207,750	199,898	3.9%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(8,405)	(546)	n/a	(7,803)	(1,676)	n/a
Depreciation and Amortization	164,331	156,220	5.2%	326,814	316,798	3.2%
Significant Acquisition Costs	1,901	10,421	(81.8)%	4,648	29,429	(84.2)%
Adjusted EBITDA	$350,942	$367,555	(4.5)%	$675,448	$703,130	(3.9)%
(1) Excludes realized and unrealized foreign currency transaction (gains) losses.

Adjusted EBITDA
Adjusted EBITDA is defined as income (loss) from continuing operations before interest expense, net, provision (benefit) for income taxes, depreciation and amortization, and also excludes certain items that we believe are not indicative of our core operating results, specifically: (i) (gain) loss on disposal/write-down of property, plant and equipment (including real estate), net; (ii) intangible impairments; (iii) other (income) expense, net (which includes foreign currency transaction (gains) losses, net); and (iv) Significant Acquisition Costs. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.
Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Finally, Adjusted EBITDA does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP).

Note: Prior periods reflect an immaterial restatement; for further details refer to Iron Mountain's Form 10-Q for the quarter ended June 30, 2019.

Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q2 2019	Q2 2018	% Change	YTD 2019	YTD 2018	% Change

Reported EPS - Fully Diluted from Continuing Operations	$0.32	$0.32	—%	$0.42	$0.46	(8.7)%

Add / (Deduct):
(Gain) Loss on Sale of Real Estate	(0.130)	—		(0.120)	—
Foreign Currency Transaction (Gain) / Loss	(0.070)	(0.060)		(0.010)	0.01
Other Expense (Income), Net	0.01	(0.010)		0.01	(0.010)
Loss (Gain) on Disposal/Write-Down of PP&E, Net	0.10	—		0.10	(0.010)
Significant Acquisition Costs	0.01	0.04		0.02	0.10
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.01)	0.01		(0.010)	(0.050)
Adjusted EPS - Fully Diluted from Continuing Operations	$0.23	$0.30	(23.3)%	$0.40	$0.51	(21.6)%
(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the six months ended June 30, 2019 and 2018, respectively, is primarily due to (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS was 17.7% for the six months ended June 30, 2019 and 22.0% for the six months ended June 30, 2018. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter’s estimate of the annual structural tax rate for both the three month and YTD periods. This may result in the current period adjustment plus prior reported quarterly adjustments to not sum to the full year adjustment.

Adjusted Earnings Per Share, or Adjusted EPS
Adjusted EPS is defined as reported earnings per share fully diluted from continuing operations excluding: (i) (gain) loss on disposal/write-down of property, plant and equipment (including real estate), net; (ii) intangible impairments; (iii) other (income) expense, net (which includes foreign currency transaction (gains) losses, net); (iv) Significant Acquisition Costs; and (v) the tax impact of reconciling items and discrete tax items. Adjusted EPS includes income (loss) attributable to noncontrolling interests. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods.

Note: Prior periods reflect an immaterial restatement; for further details refer to Iron Mountain's Form 10-Q for the quarter ended June 30, 2019.

Reconciliation of Net Income Attributable to IRM to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q2 2019	Q2 2018	% Change	YTD 2019	YTD 2018	% Change

Net Income	$92,475	$91,904	0.6%	$122,927	$130,830	(6.0)%
Add / (Deduct):
Real Estate Depreciation (1)	74,161	69,908		147,240	139,441
Loss (Gain) on Sale of Real Estate, Net of Tax	(30,512)	—		(30,512)	—
Data Center Lease-Based Intangible Asset Amortization (2)	11,372	7,563		23,981	18,401

FFO (Nareit)	$147,496	$169,375	(12.9)%	$263,636	$288,672	(8.7)%
Add / (Deduct):
Loss (Gain) on Disposal/Write-Down of PP&E, Net	27,587	(546)		28,189	(1,676)
Foreign Currency Transaction (Gain) / Loss	(19,332)	(18,625)		(1,634)	3,161
Other (Income) Expense, Net	4,140	(431)		1,652	(2,066)
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(10,168)	2,001		(10,144)	(15,008)
Loss (Income) from Discontinued Operations, Net of Tax	(128)	360		(104)	822
Real Estate Financing Lease Depreciation	3,113	3,503		6,617	6,949
Significant Acquisition Costs	1,901	10,421		4,647	29,429

FFO (Normalized)	$154,609	$166,058	(6.9)%	$292,859	$310,283	(5.6)%

Per Share Amounts (Fully Diluted Shares)
FFO (Nareit)	$0.51	$0.59	(13.6)%	$0.92	$1.01	(8.9)%
FFO (Normalized)	$0.54	$0.58	(6.9)%	$1.02	$1.08	(5.6)%

Weighted Average Common Shares Outstanding - Basic	286,925	285,984	0.3%	286,727	285,622	0.4%
Weighted Average Common Shares Outstanding - Diluted	287,481	286,569	0.3%	287,487	286,282	0.4%
(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)
Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts ("Nareit") and us as net income (loss) excluding depreciation on real estate assets, gains on sale of real estate, net of tax and amortization of data center leased-based intangibles ("FFO (Nareit)"). FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss). Although Nareit has published a definition of FFO, modifications to FFO (Nareit) are common among REITs as companies seek to provide financial measures that most meaningfully reflect their particular business. Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (ii) intangible impairments; (iii) other expense (income), net (which includes foreign currency transaction (gains) losses, net); (iv) real estate financing lease depreciation; (v) Significant Acquisition Costs; (vi) the tax impact of reconciling items and discrete tax items; (vii) loss (income) from discontinued operations, net of tax; and (viii) loss (gain) on sale of discontinued operations, net of tax.
FFO (Normalized) per share

FFO (Normalized) divided by weighted average fully-diluted shares outstanding.
Note: Prior periods reflect an immaterial restatement; for further details refer to Iron Mountain's Form 10-Q for the quarter ended June 30, 2019.
Reconciliation of Net Income Attributable to IRM to FFO and AFFO (continued)

(Dollars in thousands)

	Q2 2019	Q2 2018	% Change	YTD 2019	YTD 2018	% Change

FFO (Normalized)	$154,609	$166,058	(6.9)%	$292,859	$310,283	(5.6)%
Add / (Deduct):
Non-Real Estate Depreciation	36,447	38,089		74,475	78,542
Amortization Expense (1)	33,303	33,362		64,620	66,083
Amortization of Deferred Financing Costs	4,100	4,027		8,208	7,580
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	3,534	4,261		7,179	7,925
Non-Cash Rent Expense (Income)	2,632	1,178		2,015	(80)
Stock-based Compensation Expense	12,501	8,689		21,020	16,073
Reconciliation to Normalized Cash Taxes	(6,252)	9,501		(10,864)	15,440
Less:
Non-Real Estate Growth Investment (2)	3,687	12,838		13,094	20,489
Real Estate, Data Center and Non-Real Estate Recurring CapEx (3)	27,563	24,195		43,397	39,587
AFFO	$209,624	$228,132	(8.1)%	$403,022	$441,770	(8.8)%

(1) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions of $5.9mm and $3.8mm in Q2 2019 and Q2 2018, respectively, and $9.9mm and $7.4mm in YTD 2019 and YTD 2018, respectively.
(2) Non-Real Estate Growth Investment (i) excludes integration CapEx included in Significant Acquisition Costs of $3.8mm in Q2 2018, and $5.8mm in YTD 2018, and (ii) includes Non-Real Estate Growth Investment associated with the Global Data Center Business segment of $6.5mm and $2.0mm in Q2 2019 and Q2 2018, respectively, and $5.7mm and $3.3mm in YTD 2019 and YTD 2018, respectively.
(3) Recurring CapEx excludes integration recurring expense included in Significant Acquisition Costs of $0.2mm in Q2 2018, and $0.2mm in YTD 2018.

Adjusted Funds From Operations, or AFFO
AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income plus depreciation on non-real estate assets, amortization expense associated with customer relationship value (CRV), intake costs, acquisitions of customer relationships and other intangibles, and excluding amortization expense associated with capitalized internal commissions, amortization of deferred financing costs, revenue reduction associated with amortization of permanent withdrawal fees and above-and below-market data center leases, stock-based compensation expense and the impact of reconciling to normalized cash taxes, less recurring capital expenditures and non-real estate growth investments (on a cash basis), excluding Significant Acquisition Capital Expenditures. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning capital to our stockholders and voluntary prepayments of indebtedness. Additionally AFFO is reconciled to cash flow from operations to adjust for real estate and REIT tax adjustments, Significant Acquisition Costs and other non-cash expenses. AFFO does not include adjustments for customer inducements, acquisition of customer relationships and investment in innovation as we consider these expenditures to be growth related.

Note: Prior periods reflect an immaterial restatement; for further details refer to Iron Mountain's Form 10-Q for the quarter ended June 30, 2019.